Exhibit 10.8

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

BACKBLAZE, INC.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by             (the “Investor”) of USD $             (the “Purchase Amount”) as of             (the “Effective Date”), Backblaze, Inc., a Delaware corporation (the “Company”), issues to the Investor the right to certain shares of the Company’s Common Stock, subject to the terms described below. See Section 4 for certain additional defined terms.

1.	Events.

(a)    IPO Liquidity Event.

(1)     If there is an IPO before the termination of this Safe, this Safe will automatically convert into the number of shares of Common Stock of the Company, of the same type of shares issued to purchasers in the IPO (the “Shares”), equal to the Purchase Amount, plus accrued interest hereunder, divided by the IPO Discount Price. The “IPO Discount Price” is equal to (i) the public offering price set forth on the cover page of the final prospectus in connection with the IPO (or in the event of a direct listing, the published “reference price”), multiplied by (ii) one (1) minus the Discount (as defined below).

(2)     The “Discount” shall initially be equal to 10% and shall increase by an additional 10% annually following the Effective Date, subject to a maximum discount of 50%. The Discount shall be adjusted pro-rata on a monthly basis, increasing on the monthly anniversary of the Effective Date (e.g., upon the 6th month and 24th month anniversary, the Discount would be 15% and 30%, respectively).

(3)     In the event of a SPAC transaction in which the Company merges with, or is acquired by, a publicly traded SPAC thereby enabling a public market for shares of the Company’s Common Stock, immediately prior to the consummation of such merger or acquisition, this Safe will automatically convert into the number of shares of Common Stock of the Company based on the Purchase Amount, plus accrued interest hereunder, and a conversion ratio that reflects the Discount applied to the merger consideration for the shares of the Company’s Common Stock for equivalent economic effect.

(b)    Change of Control Event. If there is a Change of Control before the termination of this Safe, this Safe will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Change of Control, equal to, at the election of Investor,(i) the Purchase Amount, plus accrued interest hereunder, in cash (the “Cash-Out Amount”), or (ii) in the event of cash consideration for holders of the Company’s Common Stock in the Change of Control, the amount payable on the number of shares of Common Stock equal to the Purchase Amount, plus accrued interest hereunder, divided by the Change of Control Price (the “Change of Control Share Amount”), or in the event of equity consideration (i.e., conversion into shares of the acquiring company) for holders of the Company’s Common Stock in the Change of Control, automatic conversion immediately prior to the consummation of the Change of Control into that number of shares of the Company’s Common Stock based on the Purchase Amount, plus accrued interest hereunder, and a conversion ratio that reflects the Discount applied to the merger consideration for the shares of the Company’s Common Stock (the “Change of Control Shares”) for equivalent economic effect. If the Company’s holders of Common Stock are given a choice as to the form and amount of Proceeds to be received in a Change of Control, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.

Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 3(b).

(c)    Dissolution Event. If there is a Dissolution Event before the termination of this Safe, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 3(b)) to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

(d)    Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the issuance of Common Stock to the Investor pursuant to the automatic conversion of this Safe into equity under Section 1(a) or Section 1(b); or (ii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b) or Section 1(c).

2.	Interest Rate.

(a)     Interest shall accrue at the simple rate of 5% per annum of the outstanding Purchase Amount commencing upon the Effective Date and continuing until the outstanding principal amount has been paid in full or converted. The accrued interest shall be added to the Purchase Amount upon conversion into equity under Section 1(a) or Section 1(b) or the payment of amounts due the Investor pursuant to Section 1(b) or Section 1(c).

(b)    Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

3.	Subordination.

(a)    Senior Indebtedness. This Safe and the Purchase Amount and any accrued interest hereunder shall be unsecured obligations of the Company and subordinated to any Senior Indebtedness of the Company. “Senior Indebtedness” means all monetary obligations, liabilities and other indebtedness owed by the Company to any banking or equivalent financial institutions, including without limitation, any line of credit or revolving credit arrangement, whether now existing or from time to time hereafter arising, together with any amendments, modifications, renewals or extensions thereof (collectively, “Banking Indebtedness”). For purposes of this Safe, Senior Indebtedness shall also include the Company’s obligations, liabilities and other indebtedness owed by the Company to any leasing company or institution relating to the Company’s equipment leases, whether now existing or from time to time hereafter arising, together with any amendments, modifications, renewals or extensions thereof (collectively, the “Leasing Indebtedness”).

(b)     Liquidation Priority.    In a Change of Control or Dissolution Event, this Safe is intended to operate like standard equity (non-participating Preferred Stock or Common Stock), subject to the priority below. The Investor’s right to receive its Cash-Out Amount is:

(1)    Junior to payment of outstanding indebtedness and creditor claims, including any and all Senior Indebtedness and contractual claims for payment;

(2)    On par with payments for other Safes, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes in proportion to the full payments that would otherwise be due; and

(3)    Senior to payments for Preferred Stock and Common Stock.

The Investor’s right to receive the Change of Control Share Amount is (A) on par with payments for Common Stock and Preferred Stock who are also receiving Conversion Amounts or Proceeds on a similar as-converted to Common Stock basis, and (B) junior to payments described in clauses 3(b)(1) and (2) above (in the latter case, to the extent such payments are Cash-Out Amounts or similar liquidation preferences).

(c)    The Company and Investor further agree to execute such other agreements and documents, including without limitation, subordination and/or intercreditor agreements, as reasonably requested by the Company’s current and/or prospective banking, lender or other financial institution, substantially consistent with the terms contemplated herein.

4.	Definitions

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Change of Control), whether voluntary or involuntary.

“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Amount, plus accrued interest hereunder, divided by (y) the Change of Control Price (treating the dividend date as a Change of Control solely for purposes of calculating such Change of Control Price).

“IPO” means the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act (including a firm commitment underwritten public offering or direct listing).

“Change of Control Price” means the price per share equal to (i) the fair market value of the Common Stock at the time of the Change of Control, as determined by reference to the purchase price payable in connection with such Change of Control, multiplied by (ii) one (1) minus the Discount.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Change of Control or the Dissolution Event, as applicable, and legally available for distribution.

“Safe” means an instrument containing a future right to shares of Common Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

5.	Company Representations.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)    The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(d)). This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)    The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company, (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound, or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations, subject to any applicable consents or approvals contemplated in Section 5(d) below.

(d)    No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate and bank approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Common Stock issuable pursuant to Section 1.

6.	Investor Representations.

(a)    The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)    The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and acknowledges and agrees that if not an accredited investor at the time of a conversion into equity securities under Section 1(a) or 1(b), the Company may void this Safe and return the Purchase Amount together with any accrued interest. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c)    To the extent the Investor is based outside of the United States, or the funds used to provide the Purchase Amount originated outside of the United States, the Investor further agrees as follows:

(1)     Neither the Investor nor any director, officer, beneficial owner or representative of Investor, is subject to any U.S. sanctions or similar restrictions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United States Government Consolidated Screening List, money laundering statutes and regulations, or any other applicable governmental list or regulation that would prohibit or restrict the transactions contemplated herein, and the Investor is not owned or controlled, directly or indirectly, by or on behalf of, any individual or entity, subject to any such economic sanctions, or any entity owned 50% or more (individually or in aggregate) by any entity or entities subject to such economic sanctions, now or at the time of any such conversion of this Safe into equity securities pursuant to the terms hereunder. Neither the Investor nor any director, officer, agent, employee of Investor, as applicable, will take any action that would result in a violation of any sanctions administered or enforced by OFAC, the U.S. Department of State, or other relevant sanctions authority.

(2)     Investor is in compliance with (a) applicable laws or regulations within its jurisdiction for the purchase of this Safe and any subsequent conversion into equity securities as may be contemplated hereunder, (b) any foreign exchange restrictions applicable to the transactions contemplated hereunder, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the transactions contemplated hereunder.

(3)     Investor has had access to all information regarding the Company that Investor reasonably considers important in making the decision to enter into this Safe, and Investor has had ample opportunity to ask questions of the Company’s representatives and receive adequate answers and information concerning such matters.

7.	“Market Stand-Off.”

(a)     Investor hereby agrees that the Shares in connection with an IPO or SPAC transaction shall be subject to the following lock-up provisions: (i) 1/3rd of the Shares shall not be subject to any lock-up restrictions, (ii) 1/3rd of the Shares shall be subject to a lock-up provision not to exceed 90 days following the closing of the IPO, and (iii) 1/3rd of the Shares shall be subject to a lock-up provision not to exceed 180 days following the closing of the IPO (or such earlier date as substantially all employees have been released from similar lock-up provisions).

(b)    Investor hereby agrees that during the applicable lock-up period, the Investor will not, without the prior written consent of the Company and managing underwriter (if applicable), during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-l, and ending on the applicable date for the period specified above, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock subject to such lock-up provision, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

(c)    The foregoing provisions of this lock-up provision shall apply only to the IPO or SPAC transaction, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of Investor or the immediate family of Investor, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

(d)    The underwriters in connection with such registration are intended third-party beneficiaries of this lock-up provision and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this lock-up provision or that are necessary to give further effect thereto.

8.	Subsequent SAFE Offerings.

(a)    If the Company (i) issues any Safes or other convertible securities after the issuance of the Safe and while this Safe is outstanding with the principal purpose of raising capital, including but not limited to, convertible promissory notes, KISSes, or other similar instruments (collectively, “Instruments”, provided that any Senior Indebtedness instruments and stock options, restricted stock units (RSUs) and other forms of equity awards granted to employees or consultants under the Company’s equity plans are excluded from the definition of Instruments and Subsequent Convertible Securities), or (ii) amends any outstanding Instruments (either, “Subsequent Convertible Securities”), the Company will promptly provide the Investor with written notice thereof (the “Subsequent Offering Notice”), together with a copy of all documentation relating to such Subsequent Convertible Securities and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities, as may be reasonably requested by the Investor.

(b)    In the event the Investor determines that all of the terms and conditions of the Subsequent Convertible Securities are preferable in the aggregate to all of the terms and conditions of this Safe, within thirty (30) days after the Subsequent Offering Notice, the Investor may elect (at such Investor’s option) to exchange this Safe into the Subsequent Convertible Securities, which exchange shall reflect the Purchase Amount and any and all accrued interest as of such exchange date. Upon such exchange, this Safe shall terminate.

9.	Miscellaneous.

(a)    Any provision of this Safe may be amended, waived or modified by written consent of the Company and either (i) the Investor or (ii) the majority-in-interest of all then-outstanding Safes entered into on or about the same Effective Date as this Safe, provided that with respect to clause (ii): (A) the Purchase Amount may not be amended, waived or modified in this manner, (B) the consent of the Investor and each holder of such Safes must be solicited (even if not obtained), and (C) such amendment, waiver or modification treats all such holders in the same manner. “Majority-in-interest” refers to the holders of the applicable group of Safes whose Safes have a total Purchase Amount greater than 50% of the total Purchase Amount of all of such applicable group of Safes.

(b)    Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)    The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Common Stock for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1. However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this Safe is outstanding, the Company will pay the Dividend Amount to the Investor at the same time.

(d)    Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)    In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)    All rights and obligations hereunder will be governed by the laws of the State of California, without regard to the conflicts of law provisions of such jurisdiction.

(g)    The parties acknowledge and agree that for United States federal and state income tax purposes this Safe is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Safe consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

(g)    The Company shall make available the information rights to Investor on the terms and conditions set forth in the excerpt from that certain Investor Rights Agreement, by and among the Company and certain investors thereto, as attached hereto as Exhibit A, and Investor hereby agrees to be bound by such terms and conditions.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

BACKBLAZE, INC.

Signature:

Print Name:

Title:

INVESTOR:

Entity Name:

Signature:

Print Name:

Title:

Email:

Address:

EXHIBIT A

Excerpt from Investors Rights Agreement

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to the Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) upon each request by Investor (each such request shall be deemed a request for a single month’s materials to be provided pursuant to this Section 3.1(d)) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors, and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit the Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or a Liquidation Event, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section l2(g) or 15(d) of the Exchange Act.

3.4 Confidentiality. The Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law or regulation (including, without limitation, applicable rules of a stock exchange), provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.